CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 24, 2003, relating to the financial statements and financial highlights which appears in the May 31, 2003 Annual Report to Shareholders of The STI Classic Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 29, 2003